Exhibit 99.1

NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES HOMEAMERICAN MORTGAGE

FOR IMMEDIATE RELEASE
MONDAY, JULY 12, 2004

Contacts:	Paris G. Reece III Chief Financial Officer (303) 804-7706 greece@mdch.com	Rachel L. Neumann Communications Director (303) 804-7729 rlneumann@mdch.com

M.D.C. HOLDINGS REPORTS 93% INCREASE
IN SECOND QUARTER EARNINGS

•	Net income of $82.6 million, highest for any quarter
•	Earnings per share of $2.43 vs. $1.30 a year ago
•	Record homebuilding revenues and operating profits
•	Highest second quarter home orders, home closings and quarter-end backlog in Company history
•	Home gross margins of 27.6%, up 430 basis points
•	Net debt-to-capital ratio of .31 vs. .35 a year ago

     DENVER, Monday, July 12, 2004 — M.D.C. Holdings, Inc. (NYSE/PCX: MDC) today announced net income for the three months ended June 30, 2004 of $82.6 million, or $2.43 per share, the highest for any quarter in the Company’s history and 93% above net income of $42.7 million, or $1.30 per share, for the same period in 2003. The 2004 increase in net income primarily was due to substantial increases in home sales revenues and home gross margins. Net income for the 2003 second quarter and first six months was reduced by a $5.7 million after-tax charge related to the redemption of senior notes. Total revenues for the second quarter of 2004 were an all-time high $875 million, 27% above revenues of $689 million for the 2003 second quarter, primarily resulting from a $23,000 increase in average selling prices on a record second quarter level of homes closed.

     Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “Our operating results in the second quarter were the strongest for any quarter in our Company’s history, and our record returns on assets, equity and quarterly revenues of 14.0%, 27.3% and 9.4%, respectively, rank among the highest of our peers. Our second quarter performance evidences our ability to achieve some of the strongest risk-adjusted returns in our industry, realizing the significant

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M.D.C. HOLDINGS, INC.

pricing increases created by the demand for housing that has existed in most of our markets, while maintaining our discipline of not speculating in land. The outstanding results for the quarter were driven by extraordinary demand for housing in Nevada and organic growth in our other long-standing markets, particularly California and Arizona. At the same time, home orders received in five of our seven newest markets are setting the stage for meaningful contributions in future quarters. As previously reported, our second quarter home orders were a record for the tenth consecutive quarter, contributing to our highest ever quarter-end backlog of 8,259 homes with an estimated sales value of $2.5 billion. On the strength of this backlog, our record-setting performance during the first half of this year and our plans for continued expansion in all of our markets, we are positioned to close more than 13,500 homes and post our seventh consecutive year of record earnings in 2004.”

     Mizel added, “We continue to focus on our primary objectives of maximizing long-term value for our shareowners and maintaining a strong financial position. During the 2004 second quarter, while we allocated significant capital dollars to expand our highly profitable homebuilding operations, we also increased our cash dividend by 102% year-over-year to fifteen cents per share and repurchased 119,200 shares of MDC common stock under our stock repurchase program at an average price of approximately $57 per share. Despite these capital outlays, we ended the quarter with a net debt-to-capital ratio of only .31, one of the industry’s lowest. Also during the quarter, we strengthened our financial flexibility by increasing the capacity of our homebuilding line of credit to $700 million, with the ability to expand the line to $850 million with lender approval, and extending the term by three years to 2009. As a result, our unrestricted cash and available borrowing capacity increased year-over-year by more than 50% to $654 million.”

     Net income for the six months ended June 30, 2004 was $143.5 million, or $4.21 per share, 80% higher than the $79.7 million, or $2.42 per share, for the same period in 2003. Total revenues for the six months ended June 30, 2004 reached a record $1.639 billion, representing an increase of 30% from revenues of $1.259 billion for the first six months of 2003.

Record Homebuilding Performance

     Homebuilding operating profits for the quarter and six months ended June 30, 2004 were $152.5 million and $265.9 million, respectively, representing increases of 79% and 78% over profits of $85.3 million and $149.8 million, respectively, for the same periods in 2003. These increases primarily are the result of the record level of home closings, higher average selling prices and a 430 basis point increase in home gross margins. The Company closed 3,085 homes and 5,995 homes, respectively, in the second quarter and first six months of 2004, 18% and 27% higher, respectively, than home closings in the same periods in 2003. For the second quarter and

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M.D.C. HOLDINGS, INC.

first six months of 2004, the Company’s average selling prices increased to $279,300 and $268,200, respectively, compared with $256,300 and $259,500 for the same periods in 2003. Home gross margins in the 2004 second quarter and first six months increased to historic highs of 27.6% and 26.9%, respectively, compared with 23.3% and 23.0% for the comparable periods in 2003.

     Paris G. Reece III, MDC’s executive vice president and chief financial officer, said, “Most of our more-established homebuilding divisions reported significantly improved operating profits in the second quarter and first six months of 2004. Increased home closings and substantially higher average selling prices in Nevada, California and Virginia contributed to these strong profit improvements. In addition, we are fortunate to have accelerated our expansion in Nevada during a period of extraordinary demand for new homes, which has driven up home prices throughout the market and enabled us to realize significant year-over-year improvements in home gross margins. To a lesser extent, our record performance in this quarter was supported by similar circumstances leading to home gross margin increases in California and Arizona. Increased selling prices in most of our markets, higher profit contributions from our design centers, and increased savings from our national purchasing initiatives enabled us to more than offset the impact of the rising costs of land, lumber and other building materials.”

     Reece continued, “Over the remaining two quarters of this year, we anticipate increasing contributions to our bottom line resulting from organic expansion in our established markets, most significantly in Nevada. In 2005, we expect to see this organic growth supplemented to an increasing degree throughout the year with meaningful contributions from our new operations in Utah and Jacksonville, as well as Dallas/Fort Worth, Houston and Chicago. Our Philadelphia/Delaware Valley and Tampa operations should add to the mix in 2006. We believe these disciplined expansion efforts in new and existing markets will enable our Company to continue to grow, even if the exceptional performances we are enjoying in certain of our markets do not continue at their current levels.”

Financial Services Results

     Operating profits from the Company’s financial services segment were $3.2 million and $7.8 million, respectively, for the three and six months ended June 30, 2004, compared with $8.6 million and $16.2 million reported for the same periods in 2003. The decreases in profits for both periods primarily were due to a more competitive mortgage pricing environment, which contributed to lower gains on sales of mortgage loans. The lower gains primarily resulted from relative increases in originations of less-valuable adjustable rate mortgage loans, as well as brokering to third party mortgage companies a higher percentage of total loans processed in the two periods. Operating profits in the 2004 periods also were impacted by higher general and

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M.D.C. HOLDINGS, INC.

administrative expenses incurred to handle the higher volume of mortgage loan closings, as well as the record backlog level of the homebuilding segment.

     MDC, whose subsidiaries build homes under the name “Richmond American Homes,” is one of the largest homebuilders in the United States. The Company also provides mortgage financing, primarily for MDC’s homebuyers, through its wholly owned subsidiary HomeAmerican Mortgage Corporation. MDC is a major regional homebuilder with a significant presence in some of the country’s best housing markets. The Company is the largest homebuilder in Colorado; among the top five homebuilders in Northern Virginia, suburban Maryland, Phoenix, Tucson, Las Vegas and Salt Lake City; and among the top ten homebuilders in Northern California and Southern California. MDC also has a growing presence in Dallas/Fort Worth, Houston and Jacksonville, and has recently entered the Philadelphia/Delaware Valley, West Florida and Chicago markets. For more information about our Company, please visit www.richmondamerican.com.

     All earnings per share amounts discussed above are on a diluted basis.

Forward-Looking Statements

     Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic and business conditions; (2) interest rate changes; (3) the relative stability of debt and equity markets; (4) competition; (5) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (6) the availability and cost of performance bonds and insurance covering risks associated with our business; (7) shortages and the cost of labor; (8) weather related slowdowns; (9) slow growth initiatives; (10) building moratoria; (11) governmental regulation, including the interpretation of tax, labor and environmental laws; (12) changes in consumer confidence and preferences; (13) required accounting changes; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control.

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M.D.C. HOLDINGS, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
REVENUES
Homebuilding	$863,369	$673,420	$1,612,233	$1,228,332
Financial Services	11,947	15,813	26,395	30,326
Corporate	167	209	459	426

Total Revenues	$875,483	$689,442	$1,639,087	$1,259,084

NET INCOME
Homebuilding	$152,485	$85,344	$265,930	$149,802
Financial Services	3,145	8,599	7,802	16,166

Operating Profit	155,630	93,943	273,732	165,968
Expenses related to debt redemption	—	(9,315)	—	(9,315)
Corporate general and administrative expense, net	(21,343)	(14,623)	(39,627)	(25,882)

Income before income taxes	134,287	70,005	234,105	130,771
Provision for income taxes	(51,719)	(27,311)	(90,636)	(51,040)

Net Income	$82,568	$42,694	$143,469	$79,731

EARNINGS PER SHARE
Basic	$2.54	$1.35	$4.41	$2.51

Diluted	$2.43	$1.30	$4.21	$2.42

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	32,552	31,557	32,548	31,705

Diluted	34,025	32,909	34,044	32,919

DIVIDENDS DECLARED PER SHARE	$.150	$.075	$.264	$.141

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M.D.C. HOLDINGS, INC.
Information on Business Segments
(In thousands)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
Homebuilding
Home sales	$861,537	$672,439	$1,607,966	$1,226,014
Land sales	—	—	—	123
Other revenues	1,832	981	4,267	2,195

Total Homebuilding Revenues	863,369	673,420	1,612,233	1,228,332

Home cost of sales	623,894	515,985	1,174,918	943,587
Land cost of sales	—	—	—	87
Marketing	44,653	39,625	87,821	73,225
General and administrative	42,337	32,466	83,564	61,631

Total Homebuilding Expenses	710,884	588,076	1,346,303	1,078,530

Homebuilding Operating Profit	152,485	85,344	265,930	149,802

Financial Services
Interest revenues	900	1,025	1,830	2,033
Origination fees	5,399	5,234	10,663	9,894
Gains on sales of mortgage servicing	521	329	1,137	1,163
Gains on sales of mortgage loans, net	4,533	8,755	11,310	16,097
Mortgage servicing and other	594	470	1,455	1,139

Total Financial Services Revenues	11,947	15,813	26,395	30,326

General and administrative	8,802	7,214	18,593	14,160

Financial Services Operating Profit	3,145	8,599	7,802	16,166

Total Operating Profit	155,630	93,943	273,732	165,968

Corporate
Expenses related to debt redemption	—	(9,315)	—	(9,315)
Interest and other revenues	167	209	459	426
Other general and administrative expenses	(21,510)	(14,832)	(40,086)	(26,308)

Income Before Income Taxes	$134,287	$70,005	$234,105	$130,771

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands, except per share amounts)

	June 30,	December 31,	June 30,
	2004	2003	2003
BALANCE SHEET DATA
Stockholders’ Equity Per Share Outstanding	$35.38	$31.27	$27.28
Stockholders’ Equity	$1,150,383	$1,015,920	$869,374
Homebuilding and Corporate Debt	587,797	500,179	497,075

Total Capital (excluding mortgage lending debt)	$1,738,180	$1,516,099	$1,366,449

Cash and Cash Equivalents	$76,701	$173,565	$29,863
Unrestricted Cash and Available Borrowing Capacity Under Lines of Credit	$653,753	$779,407	$429,758
Ratio of Homebuilding and Corporate Debt to Equity	.51	.49	.57
Ratio of Homebuilding and Corporate Debt to Capital	.34	.33	.36
Ratio of Homebuilding and Corporate Debt to Capital (net of cash)	.31	.24	.35
Housing Completed or Under Construction Inventories	$982,307	$732,744	$718,297
Land and Land Under Development Inventories	$875,494	$763,569	$725,311

Corporate and Homebuilding Interest Capitalized	Quarter	Full Year	Quarter
Interest Capitalized in Inventories at Beginning of Period	$21,047	$17,783	$20,032
Interest Incurred During the Period	7,709	26,779	7,363
Interest in Home and Land Cost of Sales for the Period	(6,733)	(24,519)	(6,805)

Interest Capitalized in Inventories at End of Period	$22,023	$20,043	$20,590

Interest Capitalized as a Percent of Inventories	1.2%	1.3%	1.4%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
OPERATING DATA
Interest in Home Cost of Sales as a Percent of Home Sales Revenues	0.8%	1.0%	0.8%	1.0%
Homebuilding and Corporate SG&A as a Percent of Home Sales Revenues	12.6%	12.9%	13.2%	13.2%
Depreciation and Amortization	$8,163	$9,447	$17,093	$16,475
Home Gross Margins	27.6%	23.3%	26.9%	23.0%
Excluding Interest in Home Cost of Sales	28.4%	24.3%	27.7%	24.0%
Cash Used in Operating Activities	$(118,123)	$(93,889)	$(161,343)	$(59,254)
Cash Used in Investing Activities	$(2,978)	$(1,625)	$(5,277)	$(3,190)
Cash Provided by Financing Activities	$98,723	$67,304	$69,756	$63,365
After-Tax Return on Revenues	9.4%	6.2%	8.8%	6.3%
After-Tax Return on Average Assets (Rolling 12 Months Ended)	N/A	N/A	14.0%	11.3%
After-Tax Return on Average Equity (Rolling 12 Months Ended)	N/A	N/A	27.3%	22.8%

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)

	June 30,	December 31,	June 30,
	2004	2003	2003
LOTS OWNED AND CONTROLLED
Lots Owned	19,523	16,351	16,273
Lots Under Option	13,340	12,251	6,608
Homes Under Construction (including models)	6,551	4,754	5,126

LOTS OWNED AND CONTROLLED BY MARKET
(excluding homes under construction)
Arizona	7,318	5,258	3,343
California	3,215	3,512	3,173
Colorado	5,435	5,206	4,971
Florida	1,313	875	- -
Illinois	649	- -	- -
Maryland	1,723	1,767	1,513
Nevada	5,636	5,359	4,535
Philadelphia/Delaware Valley	321	- -	- -
Texas	2,694	2,203	1,063
Utah	1,490	1,220	1,096
Virginia	3,069	3,202	3,187

Total Company	32,863	28,602	22,881

ACTIVE SUBDIVISIONS
Arizona	34	38	42
California	20	26	20
Colorado	55	49	56
Florida	7	9	- -
Maryland	10	9	7
Nevada	23	17	22
Texas	22	11	6
Utah	18	11	7
Virginia	28	28	30

Total Company	217	198	190

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
AVERAGE SELLING PRICE PER HOME CLOSED
Arizona	$192.7	$189.1	$191.7	$182.9
California	434.0	381.6	411.8	390.2
Colorado	268.3	254.0	265.1	259.4
Florida	183.9	—	177.8	—
Maryland	400.0	381.5	408.5	375.7
Nevada	227.7	182.0	217.7	183.6
Texas	161.1	155.0	161.2	153.9
Utah	177.3	176.5	176.0	174.9
Virginia	430.3	385.2	420.7	375.6
Company Average	$279.3	$256.3	$268.2	$259.5

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Orders For Homes, net (Units)
Arizona	1,243	986	2,153	1,910
California	627	511	1,453	1,041
Colorado	599	812	1,290	1,483
Florida	90	- -	199	- -
Illinois	3	- -	3	- -
Maryland	79	115	203	226
Nevada	927	774	1,957	1,357
Texas	224	69	495	119
Utah	210	93	386	186
Virginia	230	305	522	708

Total	4,232	3,665	8,661	7,030

Cancellation Rate	23.2%	23.5%	20.9%	22.8%

Homes Closed (Units)
Arizona	665	663	1,535	1,234
California	535	487	1,011	915
Colorado	542	625	1,020	1,234
Florida	84	- -	155	- -
Maryland	91	77	161	144
Nevada	629	508	1,197	781
Texas	148	29	218	39
Utah	124	69	228	109
Virginia	267	166	470	268

Total	3,085	2,624	5,995	4,724

	June 30,	December 31,	June 30,
	2004	2003	2003
Backlog (Units)
Arizona	1,951	1,333	1,752
California	1,561	1,119	1,048
Colorado	1,004	734	1,206
Florida	148	104	- -
Illinois	3	- -	- -
Maryland	311	269	270
Nevada	1,646	886	926
Texas	420	143	96
Utah	309	151	127
Virginia	906	854	916

Total	8,259	5,593	6,341

Backlog Estimated Sales Value	$2,500,000	$1,600,000	$1,630,000

Estimated Average Selling Price of Homes in Backlog	$302.7	$286.1	$257.1

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